EXHIBIT 10.1
                                                                    ------------

                                VOTING AGREEMENT

     THIS VOTING AGREEMENT (this "Agreement") is made and entered into as of June 29, 2007, by and among South Central Connecticut Regional Water Authority, a public corporation constituting a public instrumentality and a political subdivision of the State of Connecticut ("Parent"); RWA21, Ltd., a Connecticut corporation and a wholly-owned subsidiary of Parent ("Merger Sub"); each undersigned stockholder (each, a "Stockholder") of BIW Limited, a Connecticut corporation (the "Company"); and, solely for the purposes of Section 4.3 hereof, the Company.

                                    RECITALS:

     A. Pursuant to an Agreement and Plan of Merger, dated as of even date herewith, by and among Parent, Merger Sub and the Company (the "Merger Agreement"), Parent has agreed to acquire the outstanding capital stock of the Company pursuant to a statutory merger of Merger Sub with and into the Company in which each outstanding share of the capital stock of the Company will be converted into the right to receive the Merger Consideration.

     B. As a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement and as an inducement and in consideration therefor, each Stockholder has agreed to enter into this Agreement.

     C. Each Stockholder is the record and legal owner of that number of shares of common stock, no par value ("Common Stock"), of the Company set forth opposite such Stockholder's name on Exhibit A hereto (the "Shares") (such Shares, together with any New Shares (as defined in Section 1.2), being referred to herein as the "Subject Shares").

     D. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Merger Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereby agree as follows:

1. AGREEMENT TO RETAIN SUBJECT SHARES.

     1.1. Prior to the Expiration Date (as defined below), each Stockholder agrees not to: (a) transfer, assign, sell, gift-over, pledge or otherwise dispose of, or consent to any of the foregoing, any or all of the Subject Shares or any right or interest therein ("Transfer") other than a Transfer to a Permitted Transferee (as defined below);
          (b) enter into any contract, option or other agreement, arrangement or understanding with respect to any Transfer (other than with respect to a Transfer to a Permitted Transferee); (c) grant any proxy, power-of-attorney or other authorization or consent with respect to any of the Subject Shares (other than the proxy contemplated in Section 3 herein); or (d) deposit any of the Subject Shares into a voting trust, or enter into a voting agreement or arrangement with respect to any of the Subject Shares. As used herein, (y) the term "Expiration Date" shall mean the earlier to occur of (i) the Effective Time, or (ii) termination of the Merger Agreement in accordance with the terms thereof; and (z) the term "Permitted Transferee" shall mean, with respect to a Stockholder, any "Family Member" (as defined in Rule 701 under the Securities Act of 1933, replacing the phrase "the employee" with the phrase "the Stockholder" in such definition) that has entered into a Joinder Agreement in substantially the form attached hereto as Exhibit B.

     1.2. "New Shares" means: (a) any shares of capital stock or voting securities of the Company that a Stockholder purchases or with respect to which such Stockholder otherwise acquires beneficial ownership (whether through the exercise of any options, warrants or other rights to purchase shares of Common Stock or otherwise) after the date of this Agreement and prior to the Expiration Date; and (b) any shares of capital stock or voting securities of the Company that a Stockholder becomes the beneficial owner of as a result of any change in Common Stock by reason of a stock dividend, stock split, split-up, recapitalization, reorganization, business combination, consolidation, exchange of shares, or any similar transaction or other change in the capital structure of the Company affecting the Common Stock.

2. AGREEMENT TO VOTE SUBJECT SHARES AND TAKE CERTAIN OTHER ACTION.

     2.1. Between the date of this Agreement and the Expiration Date, at every meeting of the stockholders of the Company, however called, or in connection with any written consent of the stockholders of the Company at which any of the following matters is considered or voted upon, and at every adjournment or postponement thereof, each Stockholder shall vote or cause to be voted his/her Subject Shares:

          (a) in favor of the Merger, the adoption of the Merger Agreement and the transactions contemplated thereby;

          (b) against approval of any proposal made in opposition to or competition with consummation of the Merger;

          (c) against any Acquisition Proposal from any party other than Parent or an Affiliate of Parent;

          (d) against any extraordinary corporate transaction (other than the Merger), such as a merger, consolidation, business combination, tender or exchange offer, reorganization, recapitalization, sale, lease or transfer of a material amount of the assets or securities of the Company (other than in connection with the transactions contemplated by the Merger Agreement (including without limitation the sale or transfer of the Excluded Assets));

          (e) against any proposal or action which could reasonably be expected to, impede, frustrate, prevent, prohibit, delay or discourage any of the transactions contemplated by the Merger Agreement;

          (f) against any amendment of the Certificate of Incorporation or By-laws of the Company, which has the effect of or which could reasonably be expected to impede, frustrate, prevent, prohibit, delay or discourage any of the transactions contemplated by the Merger Agreement; and

          (g) against any dissolution, liquidation or winding up of the Company.

     2.2. Between the date of this Agreement and the Expiration Date, each Stockholder, as the holder of the Subject Shares set forth opposite his/her name on Exhibit A hereto, shall be present, in person or by proxy, at all meetings of stockholders of the Company at which the matters referred to in Section 2.1 are to be voted upon so that all Subject Shares are counted for the purposes of determining the presence of a quorum at such meetings.

     2.3. Between the date of this Agreement and the Expiration Date, each Stockholder agrees not to, and will not permit any entity under such Stockholder's control (other than the Company) to, (a) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Rule 14A under the Exchange Act) with respect to an Opposing Proposal (as defined below) or (b) initiate a stockholders' vote with respect to an Opposing Proposal or (c) become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company with respect to an Opposing Proposal. For purposes of this Agreement, the term "Opposing Proposal" means any of the actions or proposals described in clauses (b) through (g) of Section 2.1. For purposes of this Agreement, the term "Representative" means each agent and representative (including without limitation any investment banker, financial advisor, attorney, accountant or other representative retained by or acting on behalf of any Stockholder).

     2.4. Nothing in this Agreement shall limit or restrict any Stockholder from
          (a) taking any action in such Stockholder's capacity as a director of the Company, to the extent applicable, or (b) voting, in such Stockholder's sole discretion, on any matter other than the matters referred to in Section 2.1 of this Agreement.

3. GRANT OF IRREVOCABLE PROXY COUPLED WITH AN INTEREST.

     3.1. Each Stockholder, to the extent any other proxy in respect of any Subject Shares prevents such Stockholder from voting in accordance with Section 2.1, hereby revokes any such proxy and agrees that during the period commencing on the date hereof and ending on the Expiration Date, such Stockholder hereby irrevocably appoints Parent, Merger Sub or any individual designated by Parent or Merger Sub as such Stockholder's agent, attorney-in-fact and proxy (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote (or cause to be voted) the Subject Shares held of record by such Stockholder, in the manner set forth in Section 2.1, at any meeting of the stockholders of the Company, however called, or in connection with any written consent of the stockholders of the Company. Parent may terminate this proxy with respect to any Stockholder at any time at its sole election by written notice provided to such Stockholder.

     3.2. Each Stockholder acknowledges that the proxy set forth in this Section 3 is irrevocable until the Expiration Date, is coupled with an interest, and is granted in consideration of Parent and Merger Sub entering into the Merger Agreement. Each Stockholder will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and/or this Agreement. The proxy granted herein is intended to comply with the requirements of
          Section 33-706 of the CBCA applicable to irrevocable proxies.

     3.3. The vote of the proxyholder shall control in any conflict between the vote by the proxyholder of Stockholder's Subject Shares and a vote by Stockholder of Stockholder's Subject Shares.

4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF STOCKHOLDER. Each Stockholder, severally and not jointly, hereby represents, warrants and covenants to Parent as follows:

     4.1. (a) Such Stockholder is the record owner of the Subject Shares; (b) the Subject Shares set forth opposite his/her name on Exhibit A hereto constitute such Stockholder's entire interest in the outstanding capital stock and voting securities of the Company as of the date hereof; (c) the Subject Shares are, and will be, at all times up until the Expiration Date, free and clear of any liens, claims, options, charges, security interests, proxies, voting trusts, agreements, rights, understandings, arrangements, or other encumbrances (each, an "Interest"), which Interest would prevent such Stockholder from voting in accordance with Section 2.1 of this Agreement; (d) such Stockholder has voting power and the power of disposition with respect to all of the Subject Shares set forth opposite his/her name on Exhibit A hereto outstanding on the date hereof, and will have voting power and power of disposition with respect to all of the Subject Shares acquired by such Stockholder after the date hereof; and (e) such Stockholder's principal residence or place of business is accurately set forth on Exhibit A hereto.

     4.2. Such Stockholder has full power and legal capacity to execute and deliver this Agreement and to comply with and perform such Stockholder's obligations hereunder. This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes the valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms. The execution and delivery of this Agreement by such Stockholder does not, and the performance of Stockholder's obligations hereunder will not result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right to terminate, amend, accelerate or cancel any right or obligation under, or result in the creation of any lien or encumbrance on any Subject Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Stockholder is a party or by which Stockholder or the Subject Shares are or will be bound or affected.

     4.3. Each Stockholder hereby unconditionally and irrevocably instructs the Company not to and the Company shall not, other than with respect to any Transfer to a Permitted Transferee, (a) permit the Transfer of, or any grant of authority to vote with respect to, his/her Subject Shares, in violation of this Agreement on its books and records by such Stockholder, (b) issue a new certificate representing any such Subject Shares or (c) record such vote unless and until such Stockholder shall have complied with the terms of this Agreement.

     4.4. Each Stockholder shall, and shall cause each of his/her Representatives (each, a "Stockholder Representative") to, immediately cease any discussions or negotiations with any other parties conducted heretofore (other than Parent and its Affiliates) with respect to any Acquisition Proposal. Each Stockholder shall not, nor shall it permit his/her Stockholder Representatives to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing non-public information), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes an Acquisition Proposal or (ii) solicit, initiate, encourage, facilitate or otherwise participate in any discussions or negotiations regarding, or otherwise cooperate in any way with, any Acquisition Proposal. Notwithstanding the foregoing, the Stockholder shall not be deemed to have acted in violation of the provisions of this Section 4.4 if (i) it shall respond to an unsolicited Acquisition Proposal by doing nothing more than providing the party making such unsolicited Acquisition Proposal (the "Interested Acquiror") copies of the Merger Agreement prior to the time that the Merger Agreement is publicly filed with the SEC, or (ii) in response to a specific request made by an Interested Acquiror, the Company's legal counsel engages in non-substantive discussions with the Interested Acquiror for the sole purpose of clarifying the procedural requirements set forth in Sections [5.4, 7.1, and 7.2] of the Merger Agreement to be followed by the Interested Acquiror, the Company, and the Company's Board of Directors as a condition precedent to consummation by such Interested Acquiror of a Acquisition Proposal; PROVIDED, HOWEVER, that the Stockholder shall provide Parent as promptly as reasonably practicable (and, in any event, within 24 hours) with oral and written notice of any actions taken pursuant to this sentence. For the avoidance of doubt, any action taken by a Stockholder in such Stockholder's capacity as a director of the Company shall not be deemed to be a violation of this Section 4.4.

     4.5. Each Stockholder hereby agrees to notify Parent as promptly as practicable (an in any event within 24 hours after receipt) in writing of (i) the number of New Shares which the Stockholder acquires on or after the date hereof, and (ii) any inquiries or proposals which are received by, any information which is requested from, or any negotiations or discussions which are sought to be initiated or continued with, the Stockholder or any of its Representatives with respect to any Acquisition Proposal or any other matter referred to in
          Section 4.4 above (including the material terms thereof and the identity of such person(s) making such inquiry or proposal, requesting such information or seeking to initiate or continue such negotiations or discussions, as the case may be). Each Stockholder will keep Parent informed on a reasonably current basis of material developments with respect to such Acquisition Proposal.

5. TERMINATION. This Agreement and the proxy granted pursuant to Section 3 hereof and all obligations of each Stockholder hereunder and thereunder shall terminate and shall have no further force or effect as of the Expiration Date.

6. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under applicable Laws, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, this Agreement shall automatically be deemed to be modified so as to effect the original intent of the parties as closely as possible in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

7. BINDING EFFECT AND ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the written consent of the other parties, except that Merger Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned Subsidiary of Parent, provided that no such assignment shall relieve Merger Sub of any of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns. Any assignment in violation of the preceding sentence shall be void.

8. AMENDMENT AND MODIFICATION. This Agreement may not be amended except by an instrument in writing signed by each of the Parent, the Merger Sub, the Company and the Stockholders holding a majority of the aggregate number of Subject Shares.

9. SPECIFIC PERFORMANCE; INJUNCTIVE RELIEF. The parties hereto acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of each Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity and each such Stockholder hereby waives any and all defenses which could exist in his/her favor in connection with such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement.

10. NOTICES. All notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed given if delivered personally, or sent by overnight courier (providing proof of delivery) or transmitted by facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                        If to Parent or Merger Sub, to:

                        South Central Connecticut Regional Water Authority 90 Sargent Drive
                        New Haven, CT  06511-5966
                        Attention:  David Silverstone, President
                        Facsimile No.:  (203) 624-6129

                        with a copy to (which shall not constitute notice):

                        Murtha Cullina LLP
                        CityPlace I
                        185 Asylum Street
                        Hartford, CT  06103
                        Attention:  Paul R. McCary, Esq.
                        Facsimile No.:  860-240-6150

                        If to the Company, to:
                        BIW Limited
                        230 Beaver Street
                        Ansonia, CT  06401-0426
                        Attention:  John S. Tomac, President
                        Facsimile No.:  203-732-2616

                        with a copy to (which shall not constitute notice):

                        Wiggin and Dana LLP
                        400 Atlantic Street
                        Stamford, CT  06911
                        Attention:  William A. Perrone, Esq.
                        Facsimile No.:   203-363-7676

     If to a Stockholder, to the facsimile listed under such Stockholder's name on the signature page hereto.

11. EXPENSES. Each party hereto shall pay its, his or her own expenses incurred in connection with this Agreement.

12. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Connecticut, regardless of the Laws that might otherwise govern under applicable principles of conflict of laws thereof.

13. SUBMISSION TO JURISDICTION. Each party hereby irrevocably and unconditionally agrees that any action, suit or proceeding, at law or equity, arising out of or relating to this Agreement or any agreements or transactions contemplated hereby shall only be brought in any federal court of the State of Connecticut or the Superior Court of the State of Connecticut, and hereby irrevocably and unconditionally expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and hereby irrevocably and unconditionally waives (by way of motion, as a defense or otherwise) any and all jurisdictional, venue and convenience objections or defenses that such party may have in such action, suit or proceeding. Each party hereby irrevocably and unconditionally consents to the service of process of any of the aforementioned courts, in the manner provided for notice in Section 10 or otherwise. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or commence legal proceedings or otherwise proceed against any other party in any other jurisdiction to enforce judgments obtained in any action, suit or proceeding brought pursuant to this Section 13.

14. NO WAIVER. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with their obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of their right to exercise any such or other right, power or remedy or to demand such compliance.

15. ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) is not intended to confer upon any Person other than the parties any rights or remedies.

16. COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Signatures on this Agreement and certain other documents to be delivered in connection with this Agreement may be delivered by facsimile in lieu of an original signature, and Parent, Merger Sub, each of the Stockholders and the Company agrees to treat such signatures as original signatures and shall be bound thereby.

17. EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

18. SEVERAL LIABILITIES. The representations, warranties, covenants and agreements of each Stockholder are made and given severally only, and not jointly and severally, and no Stockholder shall have any liability to Parent, Merger Sub, the Company or any other person for any breach of this Agreement by any other Stockholder party hereto.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first above written.


PARENT                                      STOCKHOLDERS:


By:  /S/ DAVID SILVERSTONE                  /S/ MARY JANE BURT
     ---------------------------            --------------------------
     Name:  David Silverstone               Mary Jane Burt
     Title:  President and CEO              Facsimile No: ____________


                                            /S/ JAMES E. COHEN
                                            --------------------------
MERGER SUB                                  James E. Cohen
                                            Facsimile No: ____________


By:  /S/ DAVID SILVERSTONE                  /S/ BETSY HENLEY-COHN
     ---------------------------            --------------------------
     Name:  David Silverstone               Betsy Henley-Cohn
     Title:  President and CEO              Facsimile No: ____________


                                            /S/ JURI HENLEY-COHN
                                            --------------------------
COMPANY                                     Juri Henley-Cohn
                                            Facsimile No: ____________


By:  /S/ BETSY HENLEY-COHN                  /S/ ALVARO DA SILVA
     ---------------------------            --------------------------
     Name:  Betsy Henley-Cohn               Alvaro da Silva
     Title:  Chairwoman and CEO             Facsimile No: ____________


                                            /S/ THEMIS KLARIDES
                                            --------------------------
                                            Themis Klarides
                                            Facsimile No: ____________


                                            /S/ B. LANCE SAUERTAIG
                                            --------------------------
                                            B. Lance Sauertaig
                                            Facsimile No: ____________


                                            /S/ KENNETH E. SCHAIBLE
                                            --------------------------
                                            Kenneth E. Schaible
                                            Facsimile No: ____________


                                            /S/ JOHN S. TOMAC
                                            --------------------------
                                            John S. Tomac
                                            Facsimile No: ____________


                      [SIGNATURE PAGE TO VOTING AGREEMENT]

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                                                                       EXHIBIT A
                                                                       ---------


                             STOCKHOLDER INFORMATION

   STOCKHOLDER               EXISTING SHARES               ADDRESS
   -----------               ---------------               -------

Mary Jane Burt                     9,726             70 Gillies Road
                                                     Hamden, CT 06517-2116

James E. Cohen                    80,296             315 St. Ronan St., Unit 1
                                                     New Haven, CT 06511

Betsey Henley-Cohn *             169,296             84 Johnson Point Road
                                                     Branford, CT 06405

Juri Henley-Cohn *                21,074             23 East 74th Street, Apt 8E
                                                     New York, NY 10021

Alvaro da Silva **                 5,315             1 Brae-Loch Way
                                                     Shelton, CT 06484

Themis Klarides                      200             23 East Court
                                                     Derby, CT  06418

B. Lance Sauertaig                 2,900             130 Edgehill Road
                                                     New Haven, CT 06511

Kenneth E. Schaible                9,460             28 Nature Lane
                                                     Shelton, CT  06484

John S. Tomac                     11,215             175 Twin Oaks Terrace
                                                     Stratford, CT 06614

     Total

* 28,700 shares are held by Juri Henley-Cohn and Betsy Henley-Cohn as co-trustees for a certain trust, the beneficiary of which is Jesse Henley-Cohn. For the purposes of this chart, all such shares have been allocated to Betsy Henly-Cohn.

** 2,000 shares are held by Mr. da Silva jointly with his wife.

                                                                       EXHIBIT B
                                                                       ---------


                            FORM OF JOINDER AGREEMENT


     The undersigned hereby agrees, effective as of the date hereof, to become a party to that certain Voting Agreement dated as of June [__], 2007, by and among ________________, ____________, the "Stockholders" named therein and
____________ (the "Agreement") and for all purposes of the Agreement, the undersigned shall be included within the term "Stockholder" (as defined in the Agreement). The address and facsimile number to which notices may be sent to the undersigned is as follows:

Facsimile No.____________________.



                                               [NAME OF UNDERSIGNED]



                                               Date:
                                                     ----------------------














                                       B-1